Exhibit 10.9

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made as of July 22, 2022 (the “Effective Date”) by HFactor, Inc., a Georgia corporation (the “Employer”), and Gail Levy (the “Employee”).

Article I
EMPLOYMENT TERMS AND DUTIES

1.1Employment And Term. Employer agrees to employee the Employee, and Employee accepts the employment by the Employer, upon the terms and conditions set forth in this Agreement. Subject to the provisions of Article IV, the term of Employee’s employment under this Agreement will be begin on the Effective Date and end on the date that is two (2) years from the Effective Date (the “Employment Period”). The Employment Period shall automatically renew for successive one (1) year periods unless the Employment Period is cancelled by either party no less than thirty (30) days before the end of the Term or successive Term, as the case may be.

1.2Duties. Employee will serve as the President of Employer. Employee shall have such duties as are consistent with such title and/or that are reasonably assigned or delegated to Employee by the Employer’s Board of Directors. Employee will devote her full-time business time, attention, skill, and energy to the business of Employer, will use her reasonable best efforts to promote the success of Employer’s business, and will cooperate with the Employer’s Board of Directors in the advancement of the best interests of Employer; provided, however, that Employee shall assume a different executive position and/or a different executive title as soon as Employer appoints some other person as the President of the Employer.

Article II
COMPENSATION

2.1Salary. During the Employment Period, unless otherwise terminated hereunder in accordance with Article IV, Employee shall be paid an annual salary of $120,000 subject to adjustment as provided below (the “Salary”), which will be payable as earned in equal periodic installments according to Employer’s customary payroll practices, but no less frequently than monthly.

2.2Expense Reimbursement / No Employee Benefits.

2.2(a)Contemporaneously with the execution of this Agreement, Employee shall deliver to the Employer an itemized account describing her necessary and reasonable previously unreimbursed business expenses incurred in connection with her employment, through May 31, 2022, which itemized account shall include each expenses relation to the business of the Company, and supporting documentation for each such expense claimed, which supporting documentation shall be sufficient for the Employer to claim a business expense tax deduction for each such itemized expense (a “Reimbursable Expense”). Within five (5) business days of the Effective Date, Employer shall reimburse Employee for the Reimbursable Expense, in an amount not to exceed $$75,173.00 in the aggregate.

2.2(b)Except for the reimbursement detailed in this Section 2.2(a), Employee shall not receive any fringe benefits, reimbursements and/or benefits that are or may be provided to other employees of the Employer, except that Employee shall be the same number of paid vacation days as are provided to the other executives of the Company, in accordance with the vacation policies of Employer in effect per year, at such time or times as approved by the Employer’s Chief Financial Officer or the Employer’s Chairman of the Board of Directors.

Article III
FACILITIES AND EXPENSES

Employer will furnish Employee with office space, equipment, supplies, and such other facilities as Employer deems necessary or appropriate for the performance of Employee’s duties under this Agreement.

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Article IV
TERMINATION

The Employment Period, Employee’s Salary, and any and all other rights of Employee under this Agreement or otherwise as an employee of Employer will terminate (except as otherwise provided in this Article IV or Section 1.1): (a) upon the death of Employee; (b) upon the disability of Employee immediately upon notice from either party to the other; or (c) for Cause, upon notice from Employer to Employee and opportunity to cure, or at such later time as such notice may specify. For the purposes of this Agreement, “Cause” means: (a) Employee’s material breach of this Agreement; (b) Employee’s repeated failure to adhere to any reasonable written Employer policy that results in material harm to Employer; (c) the appropriation (or attempted appropriation) of a material business opportunity of Employer, including attempting to secure or securing any material personal profit in connection with any transaction entered into on behalf of Employer without disclosure to Employer; (d) the misappropriation (or attempted misappropriation) of a material portion of Employer’s funds or property; or (e) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof; provided that within twenty (20) days of becoming aware of the occurrence, the Employer will give written notice to the Employee specifically identifying the event constituting “cause” and the actions required to cure the breach of such event, and will give Employee five (5) days to cure such event before it may terminate her. For purposes of Article IV, Employee will be deemed to have a “disability” if, for physical or mental reasons, Employee is unable to perform the essential functions of Employee’s duties under this Agreement for 120 consecutive days, or 180 days during any twelve-month period.

Article V
NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

5.1Acknowledgements by Employee. Employee acknowledges that (a) during the Employment Period and as a part of her employment, Employee will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on Employer and its business; (c) because Employee possesses substantial technical expertise and skill with respect to Employer’s business, Employer desires to obtain exclusive ownership of each Employee Invention, and Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and (d) the provisions of this Article V are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide Employer with exclusive ownership of all Employee Inventions. For the purposes of this Agreement, the term “Confidential Information” shall mean any and all:

(a)trade secrets concerning the business and affairs of Employer, including product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret as defined under applicable law; and

(b)confidential information concerning the business and affairs of Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; notes, analysis, compilations, studies, summaries, and other material prepared by or for Employer containing or based, in whole or in part, on any information included in the foregoing.

provided, however, that “Confidential Information” shall not include any information that is generally known to the industry or the public other than as a result of Employee’s breach of this Agreement.

For purposes of this Agreement, the term “Employee Invention” shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by Employee, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or demonstrably proposed to be conducted by Employer.

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5.2Confidentiality and Inventions. Agreements by Employee covenants and agrees as follows:

(a) Confidentiality.

(i) During and following the Employment Period, Employee will hold in confidence the Confidential Information and will not disclose it to any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body (each individually, a “Person”), except with the specific prior written consent of Employer or except as otherwise expressly permitted by the terms of this Agreement.

(ii) Any trade secrets of Employer will be entitled to all of the protections and benefits under applicable law. If any information that Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information may, nevertheless, be considered Confidential Information for purposes of this Agreement. Employee hereby waives any requirement that Employer submit proof of the economic value of any trade secret or post a bond or other security.

(iii) Employee will not remove from Employer’s premises (except to the extent such removal is for purposes of the performance of Employee’s duties at home or while traveling, or except as otherwise specifically authorized by Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form that constitutes Confidential Information (collectively, the “Proprietary Items”). Employee recognizes that, as between Employer and Employee, all of the Proprietary Items, whether or not developed by Employee, are the exclusive property of Employer. Upon termination of this Agreement by either party, or upon the request of Employer during the Employment Period, Employee will return to Employer all of the Proprietary Items in Employee’s possession or subject to Employee’s control, and Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

(b) Employee Inventions. Each Employee Invention will belong exclusively to Employer. Employee acknowledges that all of Employee’s writing, and works of authorship, which constitute Employee Inventions are works made for hire and the property of Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, Employee hereby assigns to Employer all of Employee’s right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. Employee covenants that she will promptly: (i) disclose to Employer in writing any Employee Invention; (ii) assign to Employer or to a party designated by Employer, at Employer’s request and without additional compensation, all of Employee’s right to the Employee Invention for the United States and all foreign jurisdictions; (iii) execute and deliver to Employer such applications, assignments, and other documents as Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions; (iv) sign all other papers necessary to carry out the above obligations; and (v) give testimony and render any other reasonable assistance, at the expense of Employer, in support of Employer’s rights to any Employee Invention.

5.3Disputes or Controversies. Employee recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by Employer, Employee, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

Article VI
GENERAL PROVISIONS

6.1Injunctive Relief and Additional Remedy. Employee acknowledges that the injury that would be suffered by Employer as a result of a breach of the provisions of this Agreement (including any provision of Article V) may be irreparable and that an award of monetary damages to Employer for such a breach may be an inadequate remedy. Consequently, Employer will have the right, in addition to any other rights it may have, to seek injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Employer will not be obligated to post bond or other security in seeking such relief.

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6.2Covenants Of Article V Are Essential And Independent Covenants. The covenants by Employee in Article V are essential elements of this Agreement, and without Employee’s agreement to comply with such covenants, Employer would not have entered into this Agreement or employed or continued the employment of Employee. Employer and Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by Employer. Employee’s covenants in Article V are independent covenants and the existence of any claim by Employee against Employer under this Agreement or otherwise, or against Buyer, will not excuse Employee’s breach of any covenant in Article V. If Employee’s employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Employee in Article V.

6.3Representations and Warranties by Employee. Employee represents and warrants to Employer that the execution and delivery by Employee of this Agreement do not, and the performance by Employee of Employee’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

6.4Obligations Contingent on Performance. The obligations of Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon Employee’s performance of Employee’s obligations hereunder.

6.5Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

6.6Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Employee under this Agreement, being personal, may not be delegated.

6.7Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer:	HFactor Inc.

______________________

______________________

Attention: _____________

Email: ________________

If to Employee:	Gail Levy

______________________

______________________

Email: ________________

6.8Entire Agreement; Amendments. This Agreement and the documents executed in connection herewith, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

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6.9Governing Law And Waiver Of Jury Trial. This Agreement will be governed by the laws of the State of Georgia without regard to conflicts of laws principles. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

6.10Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

6.11Severability and Third Party Beneficiary. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. This Agreement is otherwise intended solely for the benefit of the parties hereto and their successors and assigns.

6.12Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute the same agreement.

EMPLOYER:	HFACTOR, INC., a Georgia corporation

By:_______________________________
_______________________, President

EMPLOYEE:	_________________________________
Gail Levy

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